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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 24, 2001


                               COMDIAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

          Delaware                     0-9023                    94-2443673
 (State or Other Jurisdiction       (Commission                (IRS Employer
       of Incorporation)            File Number)             Identification No.)

         P.O. Box 7266, 1180 Seminole Trail
         Charlottesville, Virginia                            22906-7266
         (Address of Principal Executive Offices)             (Zip Code)

         Registrant's telephone number, including area code: (804) 978-2200

         Former name or address, if changed since last report:  N/A
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Item 2.           ACQUISITION OR DISPOSITION OF ASSETS

On March 9, 2001, pursuant to an Agreement of Sale and Purchase between Comdial Business Communications Corporation ("CBCC") and Seminole Trail Properties, LLC ("STP"), Comdial Corporation (the "Company") sold its headquarters and manufacturing facility located at 1180 Seminole Trail, Charlottesville, Virginia to STP. CBCC was the record owner of the property and is a wholly-owned subsidiary of Comdial Telecommunications, Inc., which itself is a wholly-owned subsidiary of the Company. The purchase price for the property was $11.4 million, $3.0 million of which was paid by STP in cash, with the balance evidenced by a promissory note made by STP to CBCC in the original principal amount of $8.4 million. The purchase price for the property was negotiated based upon management's assessment of the value of the property in view of available appraisals and real estate tax assessments. The note is due and payable on June 1, 2001 and is secured by a lien on the property. In the event STP defaults in payment of the note, the principal amount of the note is increased by $1.0 million. The Company has leased back approximately 100,000 square feet of the facility from STP through a Deed of Lease between STP, and the Company's wholly-owned subsidiary, Comdial Real Estate Co., Inc., for assembly work, warehousing and office space. The note has been pledged by CBCC to Bank of America, N.A. as part of the collateral under the Amended and Restated Credit Agreement dated November 22, 2000 among the bank, the Company and the Company's subsidiaries.

Copies of the Agreement of Sale and Purchase and the Deed of Lease are filed as Exhibits 2.1 and 10.1, respectively, to this Report, and are incorporated herein by reference. The foregoing is not a complete description of the terms of the Agreement of Sale and Purchase and the Deed of Lease and is subject to and qualified in its entirety by reference to the Agreement of Sale and Purchase and the Deed of Lease.


Item 7. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Not applicable.
(b)      Not applicable.
(c)      Exhibits.

         Exhibit      Description
         -------      -----------

         2.1 Agreement of Sale and Purchase dated March 9, 2001, by and between Comdial Business Communications Corporation and Seminole Trail Properties, LLC

         10.1 Deed of Lease dated March 9, 2001 by and between Seminole Trail Properties, LLC and Comdial Real Estate Co., Inc.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 24, 2001      COMDIAL CORPORATION

                            By:     /s/ Paul K. Suijk
                                    -----------------
                            Name:       Paul K. Suijk
                            Title:      Senior Vice President and
                                        Chief Financial Officer
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                                  EXHIBIT INDEX


Exhibit
Number      Exhibit

2.1 Agreement of Sale and Purchase dated March 9, 2001, by and between Comdial Business Communications Corporation and Seminole Trail Properties, LLC

10.1 Deed of Lease dated March 9, 2001, by and between Seminole Trail Properties, LLC and Comdial Real Estate Co., Inc.